UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K/A
Amendment No. 1
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): April 28, 2006
Imation Corp.
(Exact name of registrant as specified in its charter)

DELAWARE	1-14310	41-1838504

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

1 IMATION PLACE OAKDALE, MINNESOTA	55128

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (651) 704-4000
None
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 9.01 Financial Statements and Exhibits
SIGNATURE
EXHIBIT INDEX
EX-23.1 Consent of Deloitte Touche Tohmatsu

     This Amendment No. 1 on Form 8-K/A amends and supplements the Current Report on Form 8-K of Imation Corp., a Delaware corporation (“Imation”), filed with the Securities and Exchange Commission (the “Commission”) on May 1, 2006 (the “Initial Form 8-K”) to include financial statements and pro forma financial information permitted pursuant to Item 9.01 of Form 8-K to be excluded from the Initial Form 8-K and filed by amendment to the Initial Form 8-K no later than 71 days after the date on which the Initial Form 8-K was required to be filed. As previously reported in the Initial Form 8-K, on April 28, 2006, Imation completed the acquisition of substantially all of the assets of Memorex International Inc., a corporation organized under the laws of the British Virgin Islands (“Memorex”), pursuant to an Acquisition Agreement dated as of January 19, 2006. The estimated cash purchase price was $329.3 million. Certain price adjustments will be finalized post-closing, and earn-out payments exist contingent on financial performance of the purchased business ranging between $5.0 million and $45.0 million over a period of up to three years after close. As provided in the Acquisition Agreement, Imation acquired substantially all the assets of Memorex, including the Memorex brand name and the capital stock of the operating subsidiaries of Memorex engaged in the business of the design, development, marketing, distribution and sale of hardware, media and accessories used for the storage of electronic data under the Memorex brand name.
Item 9.01 Financial Statements and Exhibits.
(a)	Financial Statements of Businesses Acquired.

Memorex International Inc. Consolidated Financial Statements as of March 31, 2005 and Report of Independent Registered Public Accounting Firm.

Report of Independent Registered Public Accounting Firm
Consolidated Income Statement for the Year Ended March 31, 2005
Consolidated Balance Sheet at March 31, 2005
Consolidated Statement of Changes in Equity for the Year Ended March 31, 2005
Consolidated Cash Flow Statement for the Year Ended March 31, 2005
Notes to Consolidated Financial Statements for the Year Ended March 31, 2005

See Annex A

Memorex International Inc. Unaudited Consolidated Financial Statements for the Six-Month Periods Ended September 30, 2005 and 2004.

Consolidated Income Statements (Unaudited) for the Six Months Ended September 30, 2005
Consolidated Balance Sheet (Unaudited) at September 30, 2005
Consolidated Statement of Changes in Equity (Unaudited) for the Six Months Ended September 30, 2005
Condensed Consolidated Cash Flow Statements (Unaudited) for the Six Months Ended September 30, 2005 and 2004
Notes to Unaudited Condensed Consolidated Financial Statements for the Six Months Ended September 30, 2005 and 2004

See Annex A

(b)	Imation Corp. and Memorex International Inc. Unaudited Pro Forma Condensed Combined Financial Statements.

Unaudited Pro Forma Condensed Combined Statement of Operations for the Year Ended December 31, 2005
Unaudited Pro Forma Condensed Combined Balance Sheet as of December 31, 2005
Notes to Unaudited Pro Forma Condensed Combined Financial Statements

See Annex A

2

(d)	Exhibits.

	2.1	Acquisition Agreement, dated January 19, 2006, by and between Imation Corp. and Memorex International Inc. (incorporated by reference to Exhibit 2.1 of Imation’s Form 8-K filed with the Commission on January 25, 2006).

	2.2	Inducement Agreement, dated January 19, 2006, among Hanny Holdings Limited, Hanny Magnetics (B.V.I.) Limited, Investor Capital Management Asia Limited, Investor Capital Partners — Asia Fund L.P., Global Media Limited, Memorex Holdings Limited and Imation Corp. (incorporated by reference to Exhibit 2.2 of Imation’s Form 8-K filed with the Commission on January 25, 2006).

	23.1	Consent of Deloitte Touche Tohmatsu.

3

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Imation Corp. (REGISTRANT)
Date: July 14, 2006	/s/ Paul R. Zeller
Paul R. Zeller
Vice President, Chief Financial Officer

EXHIBIT INDEX

Exhibit	Description of Exhibit
23.1	Consent of Deloitte Touche Tohmatsu.

ANNEX A

MEMOREX INTERNATIONAL INC.

Report and Financial Statements
For the year ended March 31, 2005

MEMOREX INTERNATIONAL INC.
REPORT AND FINANCIAL STATEMENTS
FOR THE YEAR ENDED MARCH 31, 2005

CONTENTS	PAGE(S)

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM	1

CONSOLIDATED INCOME STATEMENT	2

CONSOLIDATED BALANCE SHEET	3

CONSOLIDATED STATEMENT OF CHANGES IN EQUITY	4

CONSOLIDATED CASH FLOW STATEMENT	5

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS	6 - 22

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
TO THE BOARD OF DIRECTORS
OF MEMOREX INTERNATIONAL INC.
We have audited the accompanying consolidated balance sheet of Memorex International Inc. and its subsidiaries (the “Company”) as of March 31, 2005 and the related consolidated statements of income, changes in equity, and cash flows for the year ended March 31, 2005, all expressed in Hong Kong Dollars. These consolidated financial statements, which have been prepared for the special purpose disclosed in note 2, are the responsibility of the Company’s management. Our responsibility is to express an opinion on these consolidated financial statements based on our audit.
We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.
In our opinion, such consolidated financial statements present fairly, in all material respects, the financial position of the Company as of March 31, 2005 and the results of their operations and their cash flows for the year ended March 31, 2005 in conformity with accounting principles generally accepted in Hong Kong.
Accounting principles generally accepted in Hong Kong vary in certain significant respects from accounting principles generally accepted in the United States of America. The application of the latter would have affected the determination of net income for the year ended March 31, 2005 and the determination of shareholders’ equity and financial position as of March 31, 2005, to the extent summarized in note 24.
/s/ Deloitte Touche Tohmatsu
Certified Public Accountants
Hong Kong, July 22, 2005 (July 7, 2006 as to note 24)

MEMOREX INTERNATIONAL INC.
CONSOLIDATED INCOME STATEMENT
FOR THE YEAR ENDED MARCH 31, 2005

	NOTES	HK$’000

Turnover		3,938,749
Cost of sales		(2,770,173)

Gross profit		1,168,576
Other operating income	5	41,582
Distribution costs		(768,625)
Administrative expenses		(218,966)

Profit from operations	6	222,567
Finance costs	7	(12,450)

Profit before income tax		210,117
Income tax expense	8	(114,201)

Profit for the year		95,916

The accompanying notes are an integral part of these consolidated financial statements.

MEMOREX INTERNATIONAL INC.
CONSOLIDATED BALANCE SHEET
AT MARCH 31, 2005

	NOTES	HK$’000
Non-current assets
Plant and equipment, net	9	77,323
Intangible assets, net	10	281,063
Deferred tax assets	17	18,026

		376,412

Current assets
Inventories	12	580,695
Trade and other receivables		603,022
Amounts due from fellow subsidiaries	13	168,602
Taxation recoverable		17,513
Bank balances and cash		302,250

		1,672,082

Current liabilities
Trade and other payables		850,179
Amount due to ultimate holding company	13	1,585
Amount due to intermediate holding company	13	181,578
Amounts due to fellow subsidiaries	13	105,694
Amount due to a related company	14	32
Taxation payable		75,407
Obligations under finance leases — due within one year	15	462
Bank overdrafts		28,362

		1,243,299

Net current assets		428,783

		805,195

Capital and reserves
Share capital	16	7,730
Reserves		797,465

		805,195

The accompanying notes are an integral part of these consolidated financial statements.

MEMOREX INTERNATIONAL INC.
CONSOLIDATED STATEMENT OF CHANGES IN EQUITY
FOR THE YEAR ENDED MARCH 31, 2005

			Currency
	Share	Merger	translation	Retained
	capital	reserve	reserve	profits	Total
	HK$’000	HK$’000	HK$’000	HK$’000	HK$’000
		(Note)
At April 1, 2004	7,730	602,949	(40,443)	146,632	716,868
Currency realignment not recognized in the income statement	—	—	(7,589)	—	(7,589)
Profit for the year	—	—	—	95,916	95,916

At March 31, 2005	7,730	602,949	(48,032)	242,548	805,195

Note:	The merger reserve represents the difference between the nominal value of share capital of the subsidiaries at the date on which they were acquired and nominal value of shares issued by the Company as a consideration for the acquisition as at the date of the reorganization.
The accompanying notes are an integral part of these consolidated financial statements.

MEMOREX INTERNATIONAL INC.
CONSOLIDATED CASH FLOW STATEMENT
FOR THE YEAR ENDED MARCH 31, 2005

HK$’000
CASH FLOWS FROM OPERATING ACTIVITIES
Profit from operations	222,567
Adjustments for:
Amortization of intangible assets	34,144
Depreciation of plant and equipment	25,794
Allowances for slow moving and obsolete inventories	25,588
Loss on disposal of plant and equipment	711
Interest income	(10,931)

Operating cash flows before movements in working capital	297,873
Decrease in inventories	264,458
Decrease in trade and other receivables	104,621
Decrease in amounts due from fellow subsidiaries	13,919
Decrease in trade and other payables	(194,896)
Decrease in amounts due to fellow subsidiaries	(25,027)
Decrease in amount due to a related company	(600)

Cash generated from operations	460,348
Interest and finance charges paid	(3,043)
Overseas tax paid	(41,370)

NET CASH GENERATED FROM OPERATING ACTIVITIES	415,935

CASH FLOWS FROM INVESTING ACTIVITIES
Purchase of plant and equipment	(13,660)
Amount advanced from intermediate holding company	2,226
Interest received	428
Proceeds from disposal of plant and equipment	285

NET CASH USED IN INVESTING ACTIVITIES	(10,721)

CASH FLOWS FROM FINANCING ACTIVITIES
Repayment of bank loans	(852,140)
Repayment of obligations under finance leases	(1,070)
Bank loans raised	700,527

NET CASH USED IN FINANCING ACTIVITIES	(152,683)

NET INCREASE IN CASH AND CASH EQUIVALENTS	252,531

CASH AND CASH EQUIVALENTS
Beginning of year	20,591
Effect of foreign exchange rate changes	766

End of year	273,888

ANALYSIS OF THE BALANCES OF CASH AND CASH EQUIVALENTS
Bank balances and cash	302,250
Bank overdraft	(28,362)

273,888

The accompanying notes are an integral part of these consolidated financial statements.

MEMOREX INTERNATIONAL INC.
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEAR ENDED MARCH 31, 2005
1.	GENERAL

Memorex International Inc. (the “Company”) is a private limited company incorporated under the International Business Companies Act of the British Virgin Islands. The Company operates in one business segment which consists of the distribution and marketing of data storage media products. Its ultimate holding company is Hanny Holdings Limited (“HHL”), a public limited company incorporated in Bermuda with its shares listed on The Stock Exchange of Hong Kong Limited.

The Company acts as an investment holding company. Particulars of the Company’s principal subsidiaries (the Company and its subsidiaries are hereinafter referred to as the “Company”) are set out in Note 11.

2.	PURPOSE AND BASIS OF PREPARATION OF CONSOLIDATED FINANCIAL STATEMENTS

These consolidated financial statements have been prepared for the special purpose of filing with the United States Securities and Exchange Commission for the express purpose of complying with Rule 3-05 of Regulation S-X and Form 8-K under the Securities Exchange Act of 1934. This filing requirement is based on the Company being a significant business acquired by Imation Corp.

In view of the specific purpose for which the consolidated financial statements have been prepared, comparative figures have not been presented.

3.	POTENTIAL IMPACT ARISING FROM THE RECENTLY ISSUED ACCOUNTING STANDARDS

In 2004, the Hong Kong Institute of Certified Public Accountants issued a number of new or revised Hong Kong Accounting Standards and Hong Kong Financial Reporting Standards (“HKFRSs”) (herein collectively referred to as the “new HKFRSs”) which are effective for accounting periods beginning on or after January 1, 2005. The Company has not early adopted these new HKFRSs in the consolidated financial statements for the year ended March 31, 2005.

4.	SIGNIFICANT ACCOUNTING POLICIES

The consolidated financial statements have been prepared under the historical cost convention and in accordance with accounting principles generally accepted in Hong Kong. The principal accounting policies adopted are set out below:

Basis of consolidation

The consolidated financial statements incorporate the financial statements of the Company as of and for the year ended March 31 each year.

The results of the subsidiaries acquired or disposed of during the year are included in the income statement from the effective date of acquisition or up to the effective date of disposal, as appropriate.

MEMOREX INTERNATIONAL INC.
4.	SIGNIFICANT ACCOUNTING POLICIES — continued

All significant intercompany transactions and balances within the Company are eliminated on consolidation.

Goodwill

Goodwill arising on consolidation represents the excess of the cost of acquisition over the Company’s interest in the fair value of the identifiable assets and liabilities of a subsidiary at the date of acquisition. Goodwill is capitalized and amortized on a straight-line basis over its estimated useful economic life.

Trademark licenses

Trademark licenses are stated at cost less amortization and any identified impairment loss. Amortization is calculated to write off the cost of the trademark licenses over their estimated useful lives, using the straight-line method.

Patent

The patent is measured initially at cost and amortized on a straight-line basis over its estimated useful life.

Turnover

Turnover represents the net amounts received and receivable for goods sold during the year.

Revenue recognition

Sales of goods are recognized when goods are delivered and title has passed.

Commission income and royalty income are recognized when services are provided.

Interest income is accrued on a time basis, by reference to the principal outstanding and at the interest rate applicable.

Rental income, including rentals invoiced in advance from properties under operating leases, is recognized on a straight-line basis over the period of the respective leases.

MEMOREX INTERNATIONAL INC.
4.	SIGNIFICANT ACCOUNTING POLICIES — continued

Plant and equipment, net

Plant and equipment, net are stated at cost less accumulated depreciation and any accumulated impairment losses.

Depreciation is provided to write off the cost of plant and equipment, net over their estimated useful lives, on a straight-line basis, at the following rates per annum:

Plant and machinery	10% - 20%
Furniture, fixtures and equipment	10% - 33%
Motor vehicles	20% - 25%
The gain or loss arising on the disposal or retirement of an asset is determined as the difference between the sales proceeds and the carrying amount of the asset and is recognized in the income statement.

Impairment

At each balance sheet date, the Company reviews the carrying amounts of its assets to determine whether there is any indication that those assets have suffered an impairment loss. If the recoverable amount of an asset is estimated to be less than its carrying amount, the carrying amount of the asset is reduced to its recoverable amount. An impairment loss is recognized as an expense immediately.

Where an impairment loss subsequently reverses, the carrying amount of the asset is increased to the revised estimate of its recoverable amount, but so that the increased carrying amount does not exceed the carrying amount that would have been determined had no impairment loss been recognized for the asset in prior years. A reversal of an impairment loss, if any, is recognized as income immediately.

Inventories

Inventories are stated at the lower of cost and net realizable value. Cost comprises direct materials and, where applicable, those overheads that have been incurred in bringing the inventories to their present location and condition. Cost is calculated using the weighted average cost method. Net realizable value represents the estimated selling price less all estimated costs to completion and costs to be incurred in marketing, selling and distribution.

Leases

A lease is classified as a finance lease when the terms of the lease transfer substantially all the risks and rewards of ownership of the assets concerned to the Company. Assets held under finance leases are capitalized at their fair values at the date of acquisition. The corresponding liability to the lessor, net of interest charges, is included in the balance sheet as a finance lease. Finance costs, which represent the difference between the total commitments and the outstanding principal amount at the inception of the finance leases, are charged to the income statement over the period of the relevant leases so as to produce a constant periodic rate of charge on the remaining balances of the obligations for each accounting period.

MEMOREX INTERNATIONAL INC.
4.	SIGNIFICANT ACCOUNTING POLICIES — continued

Foreign currencies

Transactions in currencies other than Hong Kong dollars are initially recorded at the rates prevailing on the dates of the transactions. Monetary assets and liabilities denominated in foreign currencies are re-translated into Hong Kong dollars at the rates prevailing on the balance sheet date. Gains and losses arising on exchange are included in the net profit or loss for the year.

In preparing consolidated financial statements, the assets and liabilities of the Company’s overseas operations which are denominated in currencies other than Hong Kong dollars are translated into Hong Kong dollars at the rates prevailing on the balance sheet date. Income and expense items are translated at the average exchange rates for the period. Exchange differences arising, if any, are classified as equity and transferred to the Company’s currency translation reserve. Such translation differences are recognized as income or as expenses in the period in which the operation is disposed.

Taxation

Income tax expense represents the sum of the tax currently payable and deferred tax.

The tax currently payable is based on the taxable profit for the year. Taxable profit differs from net profit as reported in the income statement because it excludes items of income or expense that are taxable or deductible in other years and it further excludes income statement items that are never taxable or deductible.

Deferred tax is the tax expected to be payable or recoverable on differences between the carrying amount of assets and liabilities in the financial statements and the corresponding tax bases used in the computation of taxable profit, and is accounted for using the balance sheet liability method. Deferred tax liabilities are generally recognized for all taxable temporary differences, and deferred tax assets are recognized to the extent that it is probable that taxable profits will be available against which deductible temporary differences can be utilized. Such assets and liabilities are not recognized if the temporary difference arises from goodwill (or negative goodwill) or from the initial recognition (other than in a business combination) of other assets and liabilities in a transaction that affects neither the taxable profit nor the accounting profit.

Deferred tax liabilities are recognized for taxable temporary differences arising on investments in subsidiaries except where the Company is able to control the reversal of the temporary difference and it is probable that the temporary difference will not reverse in the foreseeable future.

The carrying amount of deferred tax assets is reviewed at each balance sheet date and is reduced to the extent that it is no longer probable that sufficient taxable profit will be available to allow all or part of the asset to be recovered.

Deferred tax is calculated at the tax rates that are expected to apply in the period when the liability is settled or the asset is realized. Deferred tax is charged or credited in the income statement, except when it relates to items charged or credited directly to equity, in which case the deferred tax is also dealt with in equity.

MEMOREX INTERNATIONAL INC.
4.	SIGNIFICANT ACCOUNTING POLICIES — continued

Operating leases

Rentals payable under operating leases are charged to the income statement on a straight-line basis over the period of the relevant leases.

Retirement benefit scheme contributions

Payments to defined contribution retirement benefit plans are charged as expenses as they fall due.

5.	OTHER OPERATING INCOME

HK$’000
Other operating income includes the following items:

Rental income	27,257
Interest income	10,931
Royalty income	2,787
Commission income	14

6.	PROFIT FROM OPERATIONS

HK$’000
Profit from operations has been arrived at after charging as follows:

Depreciation and amortization
Depreciation of plant and equipment	25,794
Amortization of intangible assets (included in administrative expenses)	34,144

59,938

Directors’ emoluments
Fees	—
Other emoluments	7,362

7,362

Other staff costs
Salaries and other benefits	138,899
Retirement benefit scheme contributions	1,903

140,802

Total staff costs	148,164

Allowances for slow-moving and obsolete inventories	25,588
Loss on disposals of plant and equipment	711

MEMOREX INTERNATIONAL INC.
7.	FINANCE COSTS

HK$’000
Interests on:
Amount due to intermediate holding company	9,332
Bank loans and overdrafts wholly repayable within five years	2,944
Finance leases	99
Amount due to ultimate holding company	75

12,450

8.	INCOME TAX EXPENSE

HK$’000
Current tax
Overseas	97,825
Deferred tax (Note 17)
Current year	16,376

114,201

The income tax expense for the year represents a provision for overseas taxation of certain companies of the Company calculated at the rates prevailing in the respective jurisdictions.
No provision for income tax has been made for the remaining companies of the Company as they are either not subject to taxation in any jurisdictions in which they operate or they did not have any assessable profit for the year.
The income tax expense for the year can be reconciled to the profit before income tax per the income statement for the year ended March 31, 2005, as follows:

HK$’000

Profit before income tax	210,117

Tax at the domestic income tax rate of 41.0%	86,148
Tax effect of income not taxable for tax purposes	(755)
Tax effect of expenses not deductible for tax purposes	4,787
Effect of different tax rates of subsidiaries operating in other jurisdictions	(15,448)
Reversal of a deferred tax asset previously recognized (Note)	27,273
Tax effect of tax losses not recognized	14,909
Others	(2,713)

Income tax expense for the year	114,201

Note:	The amount represents a reversal of a deferred tax asset of an overseas subsidiary arising from unpredictability of future profit streams as a result of a change in market conditions.

MEMOREX INTERNATIONAL INC.
9.	PLANT AND EQUIPMENT, NET

		Furniture,
	Plant and	fixtures and	Motor
	machinery	equipment	vehicles	Total
	HK$’000	HK$’000	HK$’000	HK$’000
COST
At April 1, 2004	70,000	80,312	1,084	151,396
Currency realignment	—	(5,136)	37	(5,099)
Additions	—	13,418	242	13,660
Disposals	—	(15,270)	—	(15,270)

At March 31, 2005	70,000	73,324	1,363	144,687

DEPRECIATION
At April 1, 2004	4,667	54,845	710	60,222
Currency realignment	—	(4,403)	25	(4,378)
Provided for the year	14,000	11,587	207	25,794
Eliminated on disposals	—	(14,274)	—	(14,274)

At March 31, 2005	18,667	47,755	942	67,364

NET BOOK VALUES
At March 31, 2005	51,333	25,569	421	77,323

Included in the net book value of plant and equipment of the Company at March 31, 2005, were assets held under finance leases amounting to HK$510,000.

MEMOREX INTERNATIONAL INC.
10.	INTANGIBLE ASSETS, NET

		Trademark
	Goodwill	licenses	Patent	Total
	HK$’000	HK$’000	HK$’000	HK$’000
	(Note a)	(Note b)	(Note c)
COST
At April 1, 2004 and March 31, 2005	153,093	268,381	8,065	429,539

AMORTIZATION
At April 1, 2004	95,734	18,128	470	114,332
Provided for the year	9,772	23,566	806	34,144

At March 31, 2005	105,506	41,694	1,276	148,476

NET BOOK VALUES
At March 31, 2005	47,587	226,687	6,789	281,063

Notes:
(a)	The amount represents the goodwill on acquisition of the businesses of Memtek Products Division of Tandy Corporation and Memorex Computer Supplies in 1993. The goodwill is amortized over an average of 17 years on a straight-line basis.

(b)	The amount represents the acquisition of the “Memorex”, “Dysan” and “Precision” trademark licenses. The “Memorex” trademark licenses were acquired from Hanny Magnetics (B.V.I.) Limited in 2002. Trademark licenses are amortized over 20 years on a straight-line basis.

The “Dysan” and “Precision” trademark licenses were acquired from an independent third party in 2004. Trademark licenses are amortized over ten years on a straight-line basis. The Company is in the process of registration of the trademark licenses in the respective jurisdictions.

(c)	The amount represents the acquisition of a labelmaker patent in 2004. The patent is amortized over ten years on a straight-line basis.
In the opinion of the directors, no impairment loss in respect of the carrying value of the goodwill, the trademark licenses or the patent is considered necessary.

MEMOREX INTERNATIONAL INC.
11.	PRINCIPAL SUBSIDIARIES

Details of the Company’s principal subsidiaries at March 31, 2005, are as follows:

			Proportion
			of equity
		Issued and	interest held
	Place of	fully paid	directly by
Name of subsidiary	incorporation	share capital	the Company	Principal activities

Dysan Products Europe Limited	United Kingdom	GBP102 US$8,500,000	100	Trading and distribution of computer media products and audio and video products

Memorex Canada Ltd.	Canada	CAD2	100	Distribution of computer media products and audio and video products

Memorex Products Europe Limited	United Kingdom	GBP2	100	Trading and distribution of computer media products and audio and video products

Memorex Products, Inc.	United States of America	US$79,001,000	100	Trading and distribution of computer media products and audio and video products

Memorex Products (Taiwan) Inc.	Taiwan	NTD4,000,000	100	Trading and distribution of computer media products and audio and video products
The above table lists the subsidiaries of the Company which, in the opinion of the directors, principally affected the results of the Company for the year or formed a substantial portion of the net assets of the Company at the end of the year. To give details of other subsidiaries would, in the opinion of the directors, result in particulars of excessive length.

MEMOREX INTERNATIONAL INC.
12.	INVENTORIES

HK$’000

Raw materials	3,036
Finished goods	577,659

580,695

Included above are finished goods of HK$97,361,000 which are carried at net realizable value.

13.	AMOUNTS DUE FROM (TO) ULTIMATE HOLDING COMPANY/INTERMEDIATE HOLDING COMPANY/SUBSIDIARIES AND FELLOW SUBSIDIARIES

The amounts are unsecured, repayable on demand and interest free except for the following balances which bear interest at rates ranging from 5% to 6% per annum:

HK$’000

Balance due from fellow subsidiaries	163,420
Balance due to ultimate holding company	1,510
Balance due to intermediate holding company	163,270

14.	AMOUNT DUE TO A RELATED COMPANY

The amount represents the balance between the Company and an associate of HHL. The amount is unsecured, interest free and repayable on demand.

15.	OBLIGATIONS UNDER FINANCE LEASES

Minimum lease payments and present value of minimum lease payments under finance leases at March 31, 2005, are as follows:

		Present
		value of
	Minimum	minimum
	lease	lease
	payments	payments
	HK$’000	HK$’000

Within one year	487	462

	487
Less: Future finance charges	(25)

Present value of lease obligations	462

MEMOREX INTERNATIONAL INC.
15.	OBLIGATIONS UNDER FINANCE LEASES — continued

The Company has leased certain of its fixtures and equipment under finance leases. The average lease term is two years and the average effective borrowing rate is 6.92%. Interest rates are fixed at the contract date. All leases are on a fixed repayment basis and no arrangements have been entered into for contingent rental payments.

The Company’s obligations under finance leases are secured by the lessors’ charge over the leased assets.

16.	SHARE CAPITAL

Authorized:
Ordinary shares of US$1 each	US$	800,000,000

Issued and fully paid:
Ordinary shares of US$1 each	US$	1,000,000

Shown in the financial statements as	HK$	7,730,000

17.	DEFERRED TAX ASSETS

The following are the major deferred tax liabilities (assets) recognized and movements thereon during the year:

	Accelerated
	tax
	depreciation	Tax losses	Others	Total
	HK$’000	HK$’000	HK$’000	HK$’000

At April 1, 2004	79	(19,938)	(14,422)	(34,281)
Currency realignment	(42)	(17)	(62)	(121)
Charge (credit) to the income statement for the year (Note 8)	894	19,955	(4,473)*	16,376

At March 31, 2005	931	—	(18,957)	(18,026)

*	The deferred tax credit is mainly attributable to the movements of temporary differences arising from the carrying amounts and tax bases of major balance sheet items such as receivables, inventories and accruals of a subsidiary in the United Sates of America.

At the balance sheet date, the Company had unused tax losses of HK$275,687,000 available for offset against future profits. No deferred tax asset was recognized in respect of such tax losses due to the unpredictability of future profit steams. The losses may be carried forward indefinitely.

MEMOREX INTERNATIONAL INC.
18.	MAJOR NON-CASH TRANSACTION

During the year ended March 31, 2005, major non-cash transactions were as follows:
(a)	The rental receivable from a third party of HK$15,000,000 was satisfied by netting off a current account with a fellow subsidiary under a deed of assignment entered into between the Company and the third party.

(b)	The interest receivables from fellow subsidiaries of HK$10,405,000 were settled through current accounts with the fellow subsidiaries.

(c)	The interest payable to the Company’s ultimate holding company and intermediate holding company of HK$75,000 and HK$9,332,000 were settled through the respective current accounts.

(d)	The repayment of amount due to a fellow subsidiary of HK$8,115,000 was settled through a current account with an intermediate holding company.
19.	CONTINGENT LIABILITIES

The Company is involved in two patent infringement lawsuits in the United States of America. The damages arising from the lawsuits range from approximately US$285,000 (equivalent to HK$2,213,000) to US$855,000 (equivalent to HK$6,639,000). As the outcome of the lawsuits is not certain, the Company has made a provision of US$302,000 (equivalent to HK$2,345,000) for these cases at the balance sheet date to cover the possible damages as estimated by management.

MEMOREX INTERNATIONAL INC.
20.	OPERATING LEASE COMMITMENTS

The Company as lessee

Minimum lease payments paid under operating leases during the year ended March 31, 2005 are as follows:

HK$’000

Land and buildings	27,772
Plant and equipment	3,251

31,023

At the balance sheet date, the Company had commitments for future minimum lease payments under non-cancelable operating leases which fall due as follows:

	Land and	Plant and
	buildings	equipment
	HK$’000	HK$’000
Operating leases which expire:

Within one year	23,389	3,121
In the second to fifth year inclusive	75,368	4,521
Over five years	46,519	—

	145,276	7,642

Leases are negotiated for the range of one to ten years and rentals are fixed for an average of three years.

The Company as lessor

Rental income under operating leases during the year ended March 31, 2005 is as follows:

HK$’000

Land and buildings	7,257
Plant and equipment	20,000

27,257

At the balance sheet date, the Company had contracted with tenants for the following future minimum lease payments:

	Land and	Plant and
	buildings	equipment
	HK$’000	HK$’000

Within one year	6,680	20,000
In the second to fifth year inclusive	24,594	15,000
Over five years	14,426	—

	45,700	35,000

MEMOREX INTERNATIONAL INC.
21.	PLEDGE OF ASSETS

At the balance sheet date, trade and other receivables amounting to HK$105,494,000 were pledged by the Company to secure banking and other financing facilities.

22.	TRANSACTIONS AND BALANCES — RELATED PARTIES

During the year ended March 31, 2005, the Company had the following transactions with related parties:

HK$’000

Interest paid to intermediate holding company (Note ii)	9,332
Interest paid to ultimate holding company (Note ii)	75
Fellow subsidiaries
Purchase of finished goods (Note i)	178,162
Interest income (Note ii)	10,405
Management fee paid (Note ii)	8,414
Sale of finished goods (Note i)	1,832
Commission received (Note ii)	14

Notes:

(i)	The transactions were carried out at cost plus a percentage profit mark-up.

(ii)	The transactions were carried out on terms mutually agreed by both parties.
Details of the Company’s outstanding balances with related parties are set out in Notes 13 and 14.

Other than as disclosed above, there were no other significant transactions with related parties during the year.

23.	SUBSEQUENT EVENT — UNAUDITED

On April 28, 2006, HHL closed on the disposition of substantially all of the assets of the Company, including the capital stock of nearly all of its operating subsidiaries. The estimated cash sale price was approximately US$329.3 million (equivalent to HK$2,555.4 million), after estimated net asset adjustments were made to the original purchase price of US$330.0 million (equivalent to HK$2,562.4 million). Additional cash consideration ranging from a minimum of US$5.0 million (equivalent to HK$38.8 million) to a maximum of US$45.0 million (equivalent to HK$349.4 million) may be received over a period of up to three years after close, contingent on financial performance of the disposed business. The consolidated financial statements herein present the Company’s subsidiaries, all of which were disposed of in this transaction with the exception of Dysan Products Europe Limited, as well as, certain non-core assets.

MEMOREX INTERNATIONAL INC.
24.	SUMMARY OF DIFFERENCES BETWEEN ACCOUNTING PRINCIPLES GENERALLY ACCEPTED IN HONG KONG (“H.K. GAAP”) AND ACCOUNTING PRINCIPLES GENERALLY ACCEPTED IN THE UNITED STATES (“U.S. GAAP”)

The Company’s consolidated financial statements are prepared in accordance with H.K. GAAP, which differs in certain significant respects from U.S. GAAP. Differences between H.K. GAAP and U.S. GAAP that have significant effects on the Company’s net income and shareholder’s equity are summarized below.
(a)	Net Income and Shareholders’ Equity

			Year Ended
			March 31, 2005
	Notes		HK$’000
Net income
As stated under H.K. GAAP			95,916
U.S. GAAP reconciling items:
Amortization of goodwill	(i	)	9,772
Amortization of trademark licenses	(ii	)	23,566
Depreciation adjustment	(iii	)	13,143

Net income under U.S. GAAP			142,397

		At
		March 31, 2005
		HK$’000
Shareholders’ equity
As stated under H.K. GAAP		805,195
U.S. GAAP reconciling items:
Amortization of goodwill	(i)	29,316
Amortization of trademark licenses	(ii)	39,031
Carryover basis of transferred equipment and related depreciation adjustments	(iii)	(48,205)

Shareholders’ equity under U.S. GAAP		825,337

Notes:

(i)	Amortization of goodwill. Under H.K. GAAP, goodwill is capitalized and amortized on a straight-line basis over its estimated useful economic life. Under U.S. GAAP, goodwill is no longer amortized effective April 1, 2002 but is subject to an impairment test at least annually in accordance with Statement of Financial Accounting Standards (“SFAS”) No. 142, Goodwill and Other Intangible Assets. Under the current laws of the British Virgin Islands, the amortization is not subject to tax and as such there is no related tax impact associated with this adjustment.

MEMOREX INTERNATIONAL INC.
24.	SUMMARY OF DIFFERENCES BETWEEN ACCOUNTING PRINCIPLES GENERALLY ACCEPTED IN HONG KONG (“H.K. GAAP”) AND ACCOUNTING PRINCIPLES GENERALLY ACCEPTED IN THE UNITED STATES (“U.S. GAAP”) — continued
     Notes:
(ii)	Amortization of trademark licenses. Under H.K. GAAP, trademark licenses are capitalized and amortized over their estimated useful lives. Under U.S. GAAP, intangibles with an indefinite life are no longer amortized effective April 1, 2002 but are subject to an impairment test at least annually in accordance with SFAS No. 142, Goodwill and Other Intangible Assets. Under the current laws of the British Virgin Islands, the amortization is not subject to tax and as such there is no related tax impact associated with this adjustment.

(iii)	Sale of asset between entities under common control. During the year ended March 31, 2004, the Company acquired plant and machinery indirectly from a fellow subsidiary for a total consideration of HK$70,000,000. Under H.K. GAAP, sales of assets between entities under common control can be accounted for at the transferred price. Under U.S. GAAP carryover basis is required to be applied for such transactions. Under the current laws of the British Virgin Islands, the depreciation is not subject to tax and as such there is no related tax impact associated with this adjustment.
(b)	Presentational Differences

Statement of comprehensive income

The comprehensive income of the Company, disclosed in accordance with SFAS No. 130, Reporting Comprehensive Income, is set out as follows:

HK$’000

Net income under H.K. GAAP	95,916
Foreign currency translation adjustments	(7,589)

Comprehensive income	88,327

Statement of cash flows
The statement of cash flows prepared under H.K. GAAP is consistent with International Accounting Standards No. 7 and as such, no reconciliation is required.

MEMOREX INTERNATIONAL INC.
24.	SUMMARY OF DIFFERENCES BETWEEN ACCOUNTING PRINCIPLES GENERALLY ACCEPTED IN HONG KONG (“H.K. GAAP”) AND ACCOUNTING PRINCIPLES GENERALLY ACCEPTED IN THE UNITED STATES (“U.S. GAAP”) — continued
(c)	Recent Accounting Pronouncements Not Yet Adopted

In November 2004, the Financial Accounting Standards Board (“FASB”) issued SFAS No. 151, Inventory Costs — an amendment of ARB No. 43, Chapter 4. This statement amends the guidance in Accounting Research Board (“ARB”) No. 43, Chapter 4, Inventory Pricing, to clarify the accounting for abnormal amounts of idle facility expenses, freight, handling costs, and wasted material (spoilage). This statement requires that those items be recognized as current period charges. In addition, this Statement requires that allocation of fixed production overheads to the cost of conversion be based on the normal capacity of the production facilities. This Statement is effective for inventory costs incurred during fiscal years beginning after June 15, 2005. The Company does not expect the adoption of this statement will have a material effect on the Company’s financial position, cash flows or results of operations.

In May 2005, the FASB issued SFAS No. 154, Accounting Changes and Error Corrections (“SFAS 154”) which replaces Accounting Principles Board Opinions No. 20, “Accounting Changes” and SFAS No. 3, Reporting Accounting Changes in Interim Financial Statements — An Amendment of APB Opinion No. 28. SFAS 154 provides guidance on the accounting for and reporting of accounting changes and error corrections. It establishes retrospective application, or the latest practicable date, as the required method for reporting a change in accounting principle and the reporting of a correction of an error. SFAS 154 is effective for accounting changes and corrections of errors made in fiscal years beginning after December 15, 2005. The Company does not anticipate that the adoption of this statement will have a material effect on the Company’s financial position or results of operations.

In September 2005, the FASB’s Emerging Issues Task Force (“EITF”) reached a final consensus on Issue 04-13, Accounting for Purchases and Sales of Inventory with the Same Counterparty. EITF 04-13 requires that two or more legally separate exchange transactions with the same counterparty be combined and considered a single arrangement for purposes of applying Accounting Principles Board Opinion (“APB”) No. 29, Accounting for Nonmonetary Transactions, when the transactions are entered into in contemplation of one another. EITF 04-13 is effective for new arrangements entered into, or modifications or renewals of existing arrangements, in interim or annual periods beginning after March 15, 2006. The Company is evaluating the effect of the adoption of EITF 04-13. It is not expected to have a material impact on the Company’s financial position, results of operations or cash flows.

In December 2005, the FASB issued SFAS No. 153, Exchanges of Nonmonetary Assets — an amendment of APB Opinion No. 29 (“SFAS 153”), which amends APB Opinion No. 29 to eliminate the exception for nonmonetary exchanges of similar productive assets and replaces it with a general exception for exchanges of nonmonetary assets that do not have commercial substance. SFAS 153 is effective for nonmonetary assets exchanges occurring in fiscal periods beginning after June 15, 2005. The Company does not anticipate that the adoption of this statement will have a material effect on the Company’s financial position or results of operations.
****************

MEMOREX INTERNATIONAL INC.

Financial Statements
For the six months ended September 30, 2005 and 2004

MEMOREX INTERNATIONAL INC.
FINANCIAL STATEMENTS
FOR THE SIX MONTHS ENDED SEPTEMBER 30, 2005 AND 2004

CONTENTS	PAGE(S)

CONSOLIDATED INCOME STATEMENT	1

CONSOLIDATED BALANCE SHEET	2

CONSOLIDATED STATEMENT OF CHANGES IN EQUITY	3

CONDENSED CONSOLIDATED STATEMENT OF CASH FLOW STATEMENTS	4

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS	5-9

MEMOREX INTERNATIONAL INC.
CONSOLIDATED INCOME STATEMENTS (UNAUDITED)
FOR THE SIX MONTHS ENDED SEPTEMBER 30, 2005 AND 2004

	2005	2004
	HK$’000	HK$’000

Turnover	1,873,152	1,770,398
Cost of sales	(1,297,088)	(1,271,133)

Gross profit	576,064	499,265
Other operating income	16,794	20,079
Distribution costs	(395,931)	(326,388)
Administrative expenses	(91,396)	(113,272)

Profit from operations	105,531	79,684
Finance costs	(6,215)	(1,959)

Profit before income tax	99,316	77,725
Income tax expense	(48,100)	(67,514)

Profit for the year	51,216	10,211

The accompanying notes are an integral part of these unaudited condensed consolidated financial statements.

1

MEMOREX INTERNATIONAL INC.
CONSOLIDATED BALANCE SHEET (UNAUDITED)
AT SEPTEMBER 30, 2005

	NOTES	HK$’000
Non-current assets
Plant and equipment		74,476
Intangible assets		280,653
Deferred tax assets		21,880

		377,009

Current assets
Amounts due from fellow subsidiaries	3	78,941
Inventories		1,065,295
Trade and other receivables		617,339
Taxation recoverable		19,922
Bank balances and cash		7,898

		1,789,395

Current liabilities
Trade and other payables		862,270
Amount due to ultimate holding company	3	1,623
Amount due to intermediate holding company	3	124,195
Amounts due to fellow subsidiaries	3	3,560
Amount due to a related company		31
Taxation payable		21,864
Secured bank loans - due within one year		287,305

		1,300,848

Net current assets		488,547

		865,556

Capital and reserves
Share capital		7,730
Reserves		855,923

		863,653
Noncurrent liability
Other liabilities		1,903

		865,556

The accompanying notes are an integral part of these unaudited condensed consolidated financial statements.

2

MEMOREX INTERNATIONAL INC.
CONSOLIDATED STATEMENT OF CHANGES IN EQUITY (UNAUDITED)
FOR THE SIX MONTHS ENDED SEPTEMBER 30, 2005

	Share	Merger	Translation	Retained
	Capital	Reserve	Reserve	Profits	Total
	HK$’000	HK$’000	HK$’000	HK$’000	HK$’000

At April 1, 2005	7,730	602,949	(48,032)	242,548	805,195
Currency realignment not recognized in the income statement	—	—	7,242	—	7,242
Profit for the period	—	—	—	51,216	51,216

At September 30, 2005	7,730	602,949	(40,790)	293,764	863,653

Note:	The merger reserve represents the difference between the nominal value of share capital of the subsidiaries at the date on which they were acquired and nominal value of shares issued by the Company as a consideration for the acquisition as at the date of the group reorganization.
The accompanying notes are an integral part of these unaudited condensed consolidated financial statements.

3

MEMOREX INTERNATIONAL INC.
CONDENSED CONSOLIDATED CASH FLOW STATEMENTS (UNAUDITED)
FOR THE SIX MONTHS ENDED SEPTEMBER 30, 2005 AND 2004

	2005	2004
	HK$’000	HK$’000

Net cash (used in) generated from operating activities	(483,451)	58,133

Net cash (used in) generated from investing activities	(70,002)	5,168

Net cash generated from (used in) financing activities	286,843	(66,320)

NET DECREASE IN CASH AND CASH EQUIVALENTS	(266,610)	(3,019)

Cash and cash equivalents at beginning of the period	273,888	20,592

Effect of foreign exchange rate changes	620	(44)

CASH AND CASH EQUIVALENTS	7,898	17,529

ANALYSIS OF THE BALANCES OF CASH AND CASH EQUIVALENTS
Bank balances and cash	7,898	17,529

	7,898	17,529

The accompanying notes are an integral part of these unaudited condensed consolidated financial statements.

4

MEMOREX INTERNATIONAL INC.
NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
FOR THE SIX MONTHS ENDED SEPTEMBER 30, 2005 AND 2004
1.	GENERAL

Memorex International Inc. (the “Company”) is a private limited company incorporated under the International Business Companies Act of the British Virgin Islands. The Company operates in one business segment which consists of the distribution and marketing of data storage media products. Its ultimate holding company is Hanny Holdings Limited (“HHL”), a public limited company incorporated in Bermuda with its shares listed on The Stock Exchange of Hong Kong Limited.

The Company acts as an investment holding company.

2.	SIGNIFICANT ACCOUNTING POLICIES

These unaudited condensed consolidated financial statements have been prepared under the historical cost convention and in accordance with accounting principles generally accepted in Hong Kong. The accounting policies used in these financial statements are consistent with those followed in the preparation of the Company’s annual financial statements for the year ended March 31, 2005, except as described below:

In the current period, the Company has applied, for the first time, a number of new Hong Kong Financial Reporting Standards (“HKFRSs”), Hong Kong Accounting Standards (“HKASs”) and Interpretations (hereinafter collectively referred to “new HKFRSs”) issued by the Hong Kong Institute of Certified Public Accountants (“HKICPA”) that are effective for accounting periods beginning on or after January 1, 2005. The changes in presentation have been applied prospectively.

The adoption of the new HKFRSs has resulted in changes to the Company’s accounting policies in the following areas that have an effect on how the results for the current accounting period are prepared and presented:

Goodwill

In previous periods, goodwill arising from acquisitions was capitalized and amortized on the straight-line basis over its estimated useful life and was subject to impairment testing when there was any indication of impairment. HKFRS 3 and HKAS 36 require that goodwill arising from acquisitions no longer be amortized but be subject to an annual impairment review. Any impairment loss recognized for goodwill is not reversed in a subsequent period. The Company has applied the new requirements prospectively and has discontinued amortizing goodwill from April 1, 2005. Comparative figures have not been restated.

5

2.	SIGNIFICANT ACCOUNTING POLICIES — continued
Change of Accounting Estimates – Intangible Assets with Indefinite Useful Lives

In previous periods, intangible assets were amortized over their useful lives of ten to 20 years. HKAS 38 requires intangible assets to be assessed at the individual asset level as having either finite or indefinite life. A finite life intangible asset is amortized over its estimated useful life whereas an intangible asset with an indefinite useful life is carried at cost less accumulated impairment losses (if any). Intangible assets with indefinite lives are not subject to amortization but are tested for impairment annually or more frequently when there are indications of impairment.

In accordance with the transitional provisions in HKAS 38, the Company reassessed the useful lives of its intangible assets on April 1, 2005, and concluded that certain trademark licenses with a carrying amount of HK$226,687,000 recognized under the predecessor accounting standard have indefinite useful lives. The Company has applied the revised useful lives prospectively and discontinued amortizing intangible assets with indefinite useful lives from April 1, 2005. No amortization expense has been charged in relation to intangible assets with indefinite useful lives for the six months ended September 30, 2005. Comparative figures have not been restated.

3.	AMOUNTS DUE FROM (TO) ULTIMATE HOLDING COMPANY/INTERMEDIATE HOLDING COMPANY/ SUBSIDIARIES AND FELLOW SUBSIDIARIES

The amounts are unsecured, repayable on demand and interest free except for the following balances as of September 30, 2005, which bear interest at rates ranging from 5% to 6% per annum:

HK$’000

Balances due from fellow subsidiaries	63,099
Balance due to ultimate holding company	(1,510)
Balance due to intermediate holding company	(125,563)

4.	INCOME TAX EXPENSE

During the six months ended September 31, 2004, the tax provision was impacted by the reversal of a deferred tax asset previously recognized in an amount of HK$27,273,000. The amount represents a reversal of a deferred tax asset of an overseas subsidiary arising from unpredictability of future profit streams as a result of a change in market conditions.

5.	SUBSEQUENT EVENT

On April 28, 2006, HHL closed on the disposition of substantially all of the assets of the Company, including the capital stock of nearly all of its operating subsidiaries. The estimated cash sale price was approximately US$329.3 million (equivalent to HK$2,555.4 million), after estimated net asset adjustments were made to the original purchase price of US$330.0 million (equivalent to HK$2,562.4 million). Additional cash consideration ranging from a minimum of US$5.0 million (equivalent to HK$38.8 million) to a maximum of US$45.0 million (equivalent to HK$349.4 million) may be received over a period of up to three years after close, contingent on financial performance of the disposed business. The consolidated financial statements herein present the Company’s subsidiaries, all of which were disposed of in this transaction with the exception of Dysan Products Europe Limited, as well as, certain non-core assets.

6

6.	SUMMARY OF DIFFERENCES BETWEEN ACCOUNTING PRINCIPLES GENERALLY ACCEPTED IN HONG KONG (“H.K. GAAP”) AND ACCOUNTING PRINCIPLES GENERALLY ACCEPTED IN THE UNITED STATES (“U.S. GAAP”)

The Company’s condensed consolidated financial statements are prepared in accordance with H.K. GAAP as amended by HKFRS, which differs in certain significant respects from U.S. GAAP. Differences between H.K. GAAP and U.S. GAAP that have significant effects on the Company’s unaudited consolidated net income and shareholders’ equity for the six months ended September 30, 2005 and 2004 are summarized below.
(a)	Net Income and Shareholders’ Equity

		Six Months Ended
		September 30,
		2005	2004
	Notes	HK$’000	HK$’000
Net Income
As stated under H.K. GAAP		51,216	10,211
U.S. GAAP reconciling items:
Amortization of goodwill	(i )	—	4,886
Amortization of trademark licenses	(ii)	—	11,783
Depreciation adjustment	(iii)	6,785	6,572

Net income under U.S. GAAP		58,001	33,452

		At
		September 30,
		2005
		HK$’000
Shareholders’ Equity
As stated under H.K. GAAP		863,653
U.S. GAAP reconciling items:
Accumulated amortization of goodwill	(i )	29,316
Amortization of trademark licenses	(ii)	39,031
Carryover basis of transferred equipment	(iii)	(41,420)
And related depreciation adjustments		—

Shareholders’ equity under U.S. GAAP		890,580

7

6.	SUMMARY OF DIFFERENCES BETWEEN ACCOUNTING PRINCIPLES GENERALLY ACCEPTED IN HONG KONG (“H.K. GAAP”) AND ACCOUNTING PRINCIPLES GENERALLY ACCEPTED IN THE UNITED STATES (“U.S. GAAP”) — continued
(a)	Net Income and Shareholders’ Equity
Notes:
(i)	Amortization of goodwill. Under H.K. GAAP, in periods beginning prior to April 1, 2005, goodwill was capitalized and amortized on a straight-line basis over its estimated useful economic life. Under U.S. GAAP, goodwill is no longer amortized effective April 1, 2002 but is subject to an impairment test at least annually in accordance with Statement of Financial Accounting Standards (“SFAS”) No. 142, Goodwill and Other Intangible Assets. Under the current laws of the British Virgin Islands, the amortization is not subject to tax and as such, there is no related tax impact associated with this adjustment.

(ii)	Amortization of trademark licenses. Under H.K. GAAP, in periods beginning prior to April 1, 2005, trademark licenses were capitalized and amortized over their estimated useful lives. Under U.S. GAAP, intangibles with an indefinite life are no longer amortized effective April 1, 2002 but are subject to an impairment test at least annually in accordance with SFAS No. 142, Goodwill and Other Intangible Assets. Under the current laws of the British Virgin Islands, the amortization is not subject to tax and as such there is no related tax impact associated with this adjustment.

(iii)	Sale of asset between entities under common control. During the year ended March 31, 2004, the Company indirectly acquired plant and machinery from a fellow subsidiary for a total consideration of HK$70,000,000. Under H.K. GAAP, sales of assets between entities under common control can be accounted for at the transferred price. Under U.S. GAAP, carryover basis is required to be applied. Under the current laws of the British Virgin Islands, the depreciation is not subject to tax and as such there is no related tax impact associated with this adjustment.

8

6.	SUMMARY OF DIFFERENCES BETWEEN ACCOUNTING PRINCIPLES GENERALLY ACCEPTED IN HONG KONG (“H.K. GAAP”) AND ACCOUNTING PRINCIPLES GENERALLY ACCEPTED IN THE UNITED STATES (“U.S. GAAP”) — continued
(b)	Presentational Differences

Statement of comprehensive income

The comprehensive income of the Company, disclosed in accordance with SFAS No. 130, Reporting Comprehensive Income, is set out as follows:

	Six Months Ended
	September 30,
	2005	2004
	HK$’000	HK$’000

Net income under H.K. GAAP	51,216	10,211
Foreign currency translation adjustments	7,242	(3,067)

Comprehensive income	58,458	7,144

Statement of cash flows

The statement of cash flows prepared under H.K. GAAP is consistent with International Accounting Standards No. 7 and as such, no reconciliation is required.

9

IMATION CORP. AND MEMOREX INTERNATIONAL INC.
UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS
     On April 28, 2006, Imation Corp. (Imation) closed on the acquisition of substantially all of the assets of Memorex International Inc. (Memorex), including the Memorex brand name and the capital stock of its operating subsidiaries engaged in the business of the design, development, marketing, distribution and sale of hardware, media and accessories used for the storage of electronic data under the Memorex brand name.
     The estimated cash purchase price for the acquisition was $329.3 million. This amount excludes the cost of integration, as well as other indirect costs related to the transaction, after estimated net asset adjustments were made to the original purchase price of $330.0 million. Additional cash consideration ranging from a minimum of $5.0 million to a maximum of $45.0 million may be paid out over a period of up to three years after close, contingent on financial performance of the purchased business. The financial performance will be measured by the EBITDA of the purchased business as defined in the Acquisition Agreement previously filed by Imation as an exhibit to the Initial Form 8-K.
     We placed $33.0 million of the purchase price paid at closing in escrow to address potential indemnification claims. Half of the escrowed amounts (less claims made) will be released to Memorex on March 31, 2007, and the remainder will be released to Memorex on September 30, 2007. We also placed an additional $8.0 million of the purchase price paid at closing in escrow until the determination of any required post-closing purchase price adjustments under the Acquisition Agreement are finalized.
     The unaudited pro forma Condensed Combined Balance Sheet as of December 31, 2005 gives effect to the acquisition of Memorex as if it had occurred as of that date. The unaudited pro forma Condensed Combined Statement of Operations for the year ended December 31, 2005 gives effect to the acquisition of Memorex as if it had occurred on January 1, 2005, after giving effect to the assumptions and adjustments described in the accompanying Notes to the unaudited pro forma Condensed Combined Financial Statements.
     The unaudited pro forma Condensed Combined Balance Sheet as of December 31, 2005 has been derived from the Imation Corp. audited Consolidated Balance Sheet as of December 31, 2005 and Memorex’s unaudited Consolidated Balance Sheet as of September 30, 2005. The unaudited pro forma Condensed Combined Statement of Operations for the year ended December 31, 2005 has been derived from Imation’s audited Consolidated Statement of Operations for the year ended December 31, 2005, and Memorex’s unaudited Consolidated Income Statement for the twelve-month period ended September 30, 2005.
     The unaudited pro forma Condensed Combined Financial Statements are based on preliminary estimates and assumptions set forth in the notes to such financial statements. The final purchase price allocation will be based on the final net assets acquired as of April 28, 2006 and will be completed after asset and liability valuations are finalized. Any final adjustments may change the allocation of purchase price which could affect the fair value assigned to the assets and liabilities and could result in a change to the unaudited pro forma Condensed Consolidated Financial Statements.
     Pro forma adjustments are necessary to reflect the estimated purchase price and purchase accounting adjustments based on preliminary estimates of the fair values of Memorex’s assets and liabilities. These unaudited pro forma Condensed Combined Financial Statements do not reflect any operating efficiencies and cost savings that we may achieve with respect to the combined companies, nor do they include the effects of additional restructuring activities which are planned and not yet enacted.
     Memorex’s financial statements were prepared using accounting principles generally accepted in Hong Kong (H.K. GAAP) in Hong Kong dollars (HK$) and are restated, for purposes of preparing the unaudited pro forma Condensed Combined Financial Statements, in accounting principles generally accepted in the United States (U.S. GAAP) and U.S. dollars (US$). The conversion is based on an exchange rate of approximately US$1: HK$7.75. Additionally, certain line items reported by Memorex on its historical financial statements have been reclassified and are presented to conform to the method of presentation utilized by Imation. These reclassifications consist mainly of reclassification from expenses to offsets of revenues.

1

     The unaudited pro forma Condensed Combined Financial Statements presented are for illustration purposes only. The Unaudited Pro Forma Condensed Combined Financial Statements have been derived from, and should be read in conjunction with the consolidated historical financial statements of Imation and Memorex, including the notes thereto, and should also be read in conjunction with the accompanying Notes to the unaudited pro forma Condensed Combined Financial Statements included herein. The pro forma adjustments, as described in the accompanying Notes to the unaudited pro forma Condensed Combined Financial Statements, are based on currently available information and certain adjustments that we believe are reasonable. They are not necessarily indicative of our consolidated financial position or results of operations that would have occurred had the transactions taken place on the dates indicated, nor are they necessarily indicative of future consolidated financial position or results of operations of the combined companies.

2

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
FOR THE YEAR ENDED DECEMBER 31, 2005

			Entity and				Imation &
		Memorex	Net Assets				Memorex Pro
		International	Not	Pro Forma			Forma
	Imation Corp.	Inc.	Acquired	Adjustments	Note 3		Combined
	( In millions, except per share amounts)
Net revenue	$1,258.1	$449.6	$(4.0)	$—			$1,703.7
Cost of goods sold	956.0	370.0	(4.4)	—			1,321.6

Gross profit	302.1	79.6	0.4	—			382.1
Operating expenses	198.8	44.0	(1.6)	9.5	(a	)	250.7

Operating income	103.3	35.6	2.0	(9.5)			131.4
Other (income) expense, net	(3.4)	2.0	—	9.7	(b	)	8.3

Income from continuing operations before income taxes	106.7	33.6	2.0	(19.2)			123.1
Income tax provision	24.9	12.2	—	(7.9)	(c	)	29.2

Income from continuing operations	81.8	$21.4	2.0	(11.3)			93.9
Income from discontinued operations	6.1	—	—	—			6.1

Net income	$87.9	$21.4	$2.0	$(11.3)			$100.0

Earnings per common share — basic:
Continuing operations	$2.41						$2.77
Discontinued operations	$0.18						$0.18
Net income	$2.59						$2.95

Earnings per common share — diluted:
Continuing operations	$2.36						$2.71
Discontinued operations	$0.18						$0.18
Net income	$2.54						$2.89

Weighted average basic shares outstanding	33.9						33.9

Weighted average diluted shares outstanding	34.6						34.6

See Notes to Unaudited Pro Forma Condensed Combined Financial Statements

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UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET
AS OF DECEMBER 31, 2005

			Entity and				Imation &
		Memorex	Net Assets				Memorex Pro
		International	Not	Pro Forma			Forma
	Imation Corp.	Inc.	Acquired	Adjustments	Note 3		Combined
			(In millions)
ASSETS
Current assets
Cash and cash equivalents	$483.0	$1.0	$—	$(334.5)	(d	)	$149.5
Accounts receivable, net	194.7	79.7	(0.2)	—			274.2
Inventories, net	134.9	137.5	(0.4)	—			272.0
Other current assets	75.6	12.8	—	1.6	(e	)	90.0

	888.2	231.0	(0.6)	(332.9)			785.7
Property, plant and equipment, net	195.0	4.3	(0.4)	(1.5)	(f	)	197.4
Other assets	63.0	47.8	(21.3)	255.8	(g	)	345.3

Total assets	$1,146.2	$283.1	$(22.3)	$(78.6)			$1,328.4

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities
Accounts payable	$131.8	$111.3	$(1.2)	$—			$241.9
Other current liabilities	113.3	56.6	(5.7)	4.1	(h	)	168.3

Total current liabilities	245.1	167.9	(6.9)	4.1			410.2
Other liabilities	45.8	0.3	—	16.8	(i	)	62.9
Total shareholders’ equity	855.3	114.9	(15.4)	(99.5)	(j	)	855.3

Total liabilities and shareholders’ equity	$1,146.2	$283.1	$(22.3)	$(78.6)			$1,328.4

See Notes to Unaudited Pro Forma Condensed Combined Financial Statements

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IMATION CORP. AND MEMOREX INTERNATIONAL INC.
NOTES TO UNAUDITED PRO FORMA
CONDENSED COMBINED FINANCIAL STATEMENTS
1. BASIS OF PRESENTATION
     On April 28, 2006, Imation Corp. (Imation) closed on the acquisition of substantially all of the assets of Memorex International Inc. (Memorex), including the Memorex brand name and the capital stock of its operating subsidiaries engaged in the business of the design, development, marketing, distribution and sale of hardware, media and accessories used for the storage of electronic data under the Memorex brand name. Memorex’s product portfolio includes recordable CDs and DVDs, branded accessories, USB flash drives and magnetic and optical drives.
     There were no intercompany balances and transactions between Imation and Memorex as of and for the year ended December 31, 2005.
     The estimated cash purchase price for the acquisition was $329.3 million. This amount excludes the cost of integration, as well as other indirect costs related to the transaction, after estimated net asset adjustments were made to the original purchase price of $330.0 million. Additional cash consideration ranging from a minimum of $5.0 million to a maximum of $45.0 million may be paid out over a period of up to three years after close, contingent on financial performance of the purchased business. The financial performance will be measured by the EBITDA of the purchased business as defined in the Acquisition Agreement previously filed by Imation as an exhibit to the Initial Form 8-K.
     The following table summarizes our preliminary estimated purchase price of Memorex:

(In millions)
Cash consideration	$329.3
Direct acquisition costs	5.2
Present value of minimum additional purchase price consideration	4.8
Memorex restructuring costs	4.1

Total purchase price	$343.4

     The following table summarizes our preliminary allocation of the purchase price to the assets acquired and liabilities assumed:

(In millions)
Net assets acquired	$98.0
Identifiable intangible assets	229.9
Goodwill	25.9
Deferred tax liability related to identifiable intangible assets	(12.0)
Deferred tax asset related to restructuring liability	1.6

$343.4

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     The components of the identifiable intangible assets, which are amortized on a strait-line basis are as follows:

		Weighted
		Average
(In millions)	Amount	Life
Trade name	$200.0	35 years
Customer relationships *	28.9	7 years
Non-compete agreement *	1.0	2 years

Identifiable intangible assets acquired	$229.9

*	Represents an asset without U.S. income tax basis
     In accordance with Statement of Financial Accounting Standards No. 142, Goodwill and Other Intangible Assets, Imation will not amortize the goodwill, but will evaluate it for impairment on an annual basis or whenever events or circumstances occur which indicate that goodwill might be impaired.
     A final determination of fair values may differ materially from the preliminary estimates and will include management’s final valuation of the fair values of assets acquired and liabilities assumed. This final valuation will be based on the actual net tangible assets of Memorex that exist as of the completion date of the acquisition. The final valuation may change the allocation of purchase price, which could affect the fair value assigned to the assets and liabilities and could result in a change to the unaudited pro forma Condensed Combined Financial Statements.
2. ADJUSTMENTS FOR ENTITY AND NET ASSETS NOT ACQUIRED
     Imation did not acquire Dysan Products Europe Limited, one of Memorex’s subsidiaries and operating entities, and certain of Memorex’s net assets. Consequently, we eliminated the related net assets as of September 30, 2005, as well as the related results of operations for the twelve-month period ended September 30, 2005.
3. PRO FORMA ADJUSTMENTS
     Pro forma adjustments are necessary to account for the estimated purchase price paid, to reflect amounts related to Memorex net tangible and intangible assets at an amount equal to the preliminary estimate of their fair values, to reflect the amortization expense related to the estimated amortizable intangible assets, to reflect changes in amortization expense, to reflect adjustments to interest income and expenses due to the acquisition and to reflect the income tax effect related to the pro forma adjustments. The pro forma combined provision for income taxes does not necessarily reflect the amounts that would have resulted had Imation and Memorex filed consolidated income tax returns during the period presented.
Adjustments to unaudited pro forma Condensed Combined Statement of Operations
(a)	To record incremental amortization expense for the intangible assets resulting from the Memorex acquisition.

(b)	To reduce Imation’s interest income by $10.2 million, assuming that the acquisition price had been paid on January 1, 2005, which would have reduced cash available for investment during the year, less a $0.5 million reduction of Memorex’s interest expense as Memorex had an outstanding debt that it retired in connection with the acquisition.

(c)	To record adjustments for the income tax provision to reflect the tax impact of the pro forma adjustments. The Imation statutory tax rate was utilized to determine the adjustment.

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Adjustments to unaudited pro forma Condensed Combined Balance Sheet
(d)	To reflect the following:
•	Cash consideration of $329.3 million.
•	Direct acquisition costs of $5.2 million.
(e)	To reflect the deferred tax asset related to restructuring charges associated with the acquisition.

(f)	To reflect an adjustment to equipment acquired with no value to Imation.

(g)	To reflect the following:
•	Estimated fair value of identifiable intangible assets acquired of $229.9 million.
•	Goodwill originating from the acquisition of $25.9 million.
(h)	To reflect restructuring costs associated with the acquisition of Memorex. The restructuring costs of $4.1 million comprised severance related to Memorex personnel and termination of a Memorex lease obligation. Subsequent actions and additional costs associated with this restructuring will result in additional liabilities when incurred with a corresponding increase to goodwill.

(i)	To reflect the following:
•	Deferred tax liability of $12.0 million related to identifiable intangible assets associated with the customer relationships and non-compete agreement.
•	Liability of $4.8 million related to present value of minimum additional purchase price consideration required to be paid over a period of up to three years after close in a total amount of $5.0 million.
(j)	To eliminate stockholders’ equity accounts recorded on Memorex’s historical financial statements.
4. PRO FORMA WEIGHTED AVERAGE BASIC AND DILUTED SHARES OUTSTANDING
     The transaction was financed by cash. As no common stock was issued, there is no pro forma impact on Imation’s weighted average shares outstanding.

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